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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-34156) of deltathree, Inc. (the "Company'), our report, dated February 11, 2001, relating to our audit of the financial statements of the Company as of December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000, contained in this Annual Report on Form 10-K

/s/ Brightman Almagor & Co.
Brightman Almagor & Co. (A member firm of Deloitte Touche)

Tel Aviv, Israel
March 30, 2001